EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

United Financial Mortgage Corp. Reports First Quarter Results

Oak Brook, IL, Wednesday, September 14, 2005 -- United Financial Mortgage Corp. (NASDAQ: UFMC or the “Company”) today announced results for the first quarter ended July 31, 2005.

First Quarter Results

Revenues for the quarter ended July 31, 2005 increased $20.7 million to $36.3 million from $15.6 million for the quarter ended July 31, 2004. Net income was $1.1 million, or $.18 per diluted share (based on 6,119,235 fully diluted shares outstanding as of July 31, 2005) for the most recent quarter, as compared with $.9 million, or $.15 per diluted share (based on 6,105,658 fully diluted shares outstanding as of July 31, 2004), for the corresponding period last year. The Company recognized a non-cash charge of $.7 million, or $.07 after tax per diluted share by recording a valuation allowance against the Company’s mortgage loan-servicing portfolio.  If long term rates increase, the Company may be required to reverse part or all of the valuation allowance, at which time the Company would recognize income to the extent of the reversal of the valuation allowance.

	First Quarter Ended July 31, 2005 (000’s, other than EPS)	First Quarter Ended July 31, 2004 (000’s, other than EPS)
Revenue	$36,313	$15,560
Net Income	$1,071	$918
Shares Outstanding	6,119	6,106
Fully Diluted EPS	$.18	$.15

As of July 31, 2005, the mortgage loans in the Company’s mortgage loan-servicing portfolio had an aggregate unpaid principal balance of $1.6 billion, up from $1.5 billion as of the same date last year. Income from mortgage loan-servicing increased by $182 thousand to $965 thousand for the quarter ended July 31, 2005, a 23% increase from the same period last year. The weighted average coupon interest rate of the mortgage loans in the loan-servicing portfolio was approximately 5.4% as of July 31, 2005.

The Company funded $1.6 billion in mortgage loans during the quarter ended July 31, 2005, a $1.1 billion increase compared to the quarter ended July 31, 2004.

Commenting on mortgage operations in the Company’s first quarter, Steve Khoshabe, President and Chief Executive Officer of the Company, stated, “Despite facing the continued challenges of today’s mortgage environment, we were able to deliver solid earnings.”

Other News

On September 6, 2005 UFMC announced that it has signed a definitive merger agreement with ARH Mortgage Inc. and the Airlie Opportunity Master Fund, Ltd. (collectively, “Airlie”). Under the terms of the merger agreement, Airlie, which is based in Greenwich, Connecticut, will acquire the Company for $5.64 per share of common stock in cash. The transaction, which was unanimously approved by the Company’s board of directors, is subject to approval by various regulatory agencies and the Company’s shareholders and the satisfaction of certain closing conditions. The Company anticipates that the closing will occur during the fourth calendar quarter of 2005.

Conference Call

Management will host a conference call today at 3:30 p.m. Central (4:30 p.m. Eastern) to discuss the first quarter operating results. The conference call will be accessible via a toll free number by dialing 866-271-0675 and providing the passcode 96253185. International callers dial 617-213-8892 and provide the same passcode. A replay of the call will be available from 6:30 p.m. Central September 14, 2005 to 11:59 p.m. Central September 15, 2005 by dialing 888-286-8010 and providing the replay passcode 10749070. International callers dial 617-801-6888 and use the replay passcode. The conference call will also be webcast live via the Internet. To listen to the live webcast, log on to the Company’s web site at www.ufmc.com and go to the Investor Information section.

About United Financial Mortgage Corp.
United Financial Mortgage Corp. is an independent mortgage banker that originates, funds, sells and services residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 38 retail offices and 16 wholesale operations centers across 19 states. For additional information, please visit the Company’s web site at www.ufmc.com.

This press release contains forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements, including, among others, the ability to obtain the approvals, and to satisfy the conditions, necessary to consummate the transaction contemplated in the merger agreement with Airlie, the impact and effects of ongoing and future litigation. changes in demand for mortgage loans, the Company’s access to funding sources and the terms upon which it can obtain financing, assumptions underlying the value of the Company’s retained mortgage loan-servicing rights, the impact of economic slowdowns or recessions, management’s ability to manage the Company’s growth and planned expansion, difficulties in integrating or operating newly acquired businesses, competition in the Company’s market, changes in government regulations, the Company’s ability to expand origination volume while reducing overhead, the impact of new legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company’s market, other risk factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission and the inability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

For Further Information Contact:
Dave Gentry, Aurelius Consulting Group, Inc., Century Bank Building, 541 S. Orlando Avenue, Suite 206, Maitland, FL 32751, (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com

-- FINANCIAL TABLES FOLLOW --

UNITED FINANCIAL MORTGAGE CORP.
BALANCE SHEETS
As of July 31,
(Dollars in thousands, except share data)
(Unaudited)

	2005	2004
ASSETS
Cash and due from financial institutions	$2,174	$—
Interest-bearing deposits in financial institutions	2,091	11,132
Total cash and cash equivalents	4,265	11,132
Restricted cash	2,404	1,517
Certificates of deposit	—	437
Loans held for sale	599,626	160,247
Mortgage servicing rights, net	19,761	18,273
Leasehold improvements and equipment, net	5,927	1,178
Goodwill	1,084	575
Prepaid expenses and other assets	5,998	2,568

Total assets	$639,065	$195,927

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Warehouse lines of credit	$584,363	$155,617
Accrued expenses and other liabilities	22,536	9,723
Total liabilities	606,899	165,340

Shareholders' equity
Preferred stock, 5,000,000 authorized, no par value, Series A shares, 63 issued and outstanding (aggregate liquidation preference of $315,000)	315	315
Common stock, no par value, 20,000,000 shares authorized, 6,216,343 shares issued at July 31, 2005 and 6,140,843 at July 31, 2004	18,964	18,687
Retained earnings	13,376	11,907
Unearned stock compensation	(167)	—
Treasury stock, 176,700 shares, at cost	(322)	(322)

Total shareholders’ equity	32,166	30,588

Total liabilities and shareholders’ equity	$639,065	$195,928

UNITED FINANCIAL MORTGAGE CORP.
STATEMENTS OF INCOME
(Dollars in thousands, except share data)
(Unaudited)

	Three months ended
	July 31,
	2005	2004
Revenue
Gain on sale of loans, net	$30,981	$12,968
Loan servicing income, net	965	783
Mortgage servicing rights valuation adjustment	(666)	—
Amortization of mortgage servicing rights	(1,440)	(682)
Interest income	6,407	2,441
Other income	66	50
Total revenues	36,313	15,560

Expenses
Salaries and commissions	23,447	9,829
Selling and administrative	6,363	3,112
Interest expense	4,410	1,011
Depreciation	306	77
Total expenses	34,526	14,029

Income before income taxes	1,787	1,531

Income taxes	716	613

Net income	$1,071	$918

Basic earnings per common share	$0.18	$0.15

Diluted earnings per common share	$0.18	$0.15

Basic shares outstanding	6,018,004	5,964,143

Diluted shares outstanding	6,119,235	6,105,658